Exhibit 99.1

ASPECT COMMUNICATIONS REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

Company Reports Third Quarter EPS of $0.11 and Operating Margins of 15%

SAN JOSE, Calif., October 16, 2003 — Aspect Communications Corporation (Nasdaq: ASPT), the leading provider of enterprise customer contact solutions, today reported financial results for the quarter ended September 30, 2003.

THIRD QUARTER FINANCIAL RESULTS:

Revenues for the third quarter of 2003 totaled $92.6 million compared to $89.4 million for the second quarter of 2003 and $96.5 million for the third quarter last year. Software License revenues in the third quarter of 2003 were $18.7 million compared to $16.3 million for the second quarter of 2003 and $21.5 million for the third quarter last year. Hardware revenues totaled $11.6 million in the third quarter compared to $11.2 million for the second quarter and $16.0 million for the third quarter last year. Software License Updates & Product Support revenues totaled $54.6 million in the third quarter compared to $53.7 million for the second quarter and $49.7 million for the third quarter last year. Professional Services & Education revenues in the third quarter were $7.8 million compared to $8.3 million for the second quarter and $9.2 million for the third quarter last year.

Net income for the third quarter of 2003 was $10.2 million. Net income attributable to common shareholders for the third quarter was $8.2 million or a profit of $0.11 per share on a basic and fully diluted basis. This compares with a net income attributable to common shareholders of $4.5 million or a profit of $0.06 per share for the second quarter of 2003 and a net loss of $60.0 million or a loss of $1.14 per share for the third quarter of 2002. Net loss for the third quarter of 2002 includes a $22.7 million restructuring charge, a $38.6 million write off of intangible assets and a $3 million gain from the repurchase of convertible subordinated debentures.

“We are pleased to report another great quarter for Aspect,” said Gary Barnett, Aspect Interim President and CEO. “Our strong financial performance this quarter paired with our continued strength in the contact center solutions space demonstrates our commitment and ability to execute to plan. With nearly two decades of continuous

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Aspect Communications Announces Financial Results for the Quarter ended September 30, 2003, page 2 technology innovation and some of the best financial measurements in over four years, we are optimistic that we will continue to deliver on our commitments and grow shareholder value.”

For the third quarter of 2003, gross margins were 57.3%. This compares to 56.5% for the second quarter of 2003 and 11.8% for the third quarter of 2002. Operating expenses were $39.1 million for the third quarter of 2003 compared to $41.4 million in the second quarter of 2003 and $72.6 million for the same period last year.

Cash, cash equivalents, and short-term investments totaled $126.7 million as of September 30, 2003. This compares to $223.3 million as of June 30, 2003. On August 12, 2003, the company paid approximately $122.8 million in cash to repurchase 99% of the company’s outstanding convertible subordinated debentures. During the quarter, the company generated $24.6 million in cash from operations. Accounts receivable at quarter-end totaled $45.6 million and days sales outstanding were 36 days compared to 38 days at June 30, 2003.

THIRD QUARTER OPERATIONAL HIGHLIGHTS:

During the quarter, the company added several new customers to its platinum customer base, including: Coventry Healthcare, WellPoint, Fremont Bank, Blue Shield of California, 1-800-MATTRESS, Government of South Africa, Suncall and NTL/Swansea Technical Support Bureau.

Aspect’s installed base of customers continued to be an important source for new product revenues. The company received significant revenue from these existing Aspect customers: Dell Computer, Countrywide Home Loans, Sears, Yorkshire Water, Royal Bank of Scotland, CJ Garland & Co. and Arvato Direct Service.

Aspect introduced their new “Uniphi” architecture featuring Uniphi Connect and Aspect Call Center Version 9. This new architecture extends Aspect’s vision of joining best-of-breed, proven technologies into multi-product solutions allowing customers to transition to IP at their own pace.

The company also introduced their new Iphinity Call Center and Iphinity Workforce Management, which provides affordable, turnkey solutions for small and medium-sized contact centers.

Aspect Communications Announces Financial Results for the Quarter ended September 30, 2003, page 3

The company’s Scheduled Callback software won the TMC Labs Innovation Award for innovative and unique capabilities that improve customer satisfaction.

The company announced eBiz 2003, The Aspect User Conference to be held from October 26 — 29, 2003 at the MGM Grand in Las Vegas, Nevada. In addition to keynote speakers, the conference will feature breakout sessions with technology and business tracks. Many of Aspect’s partners will offer technology demonstrations and discussions of leading business practices. In addition, eBiz attendees will also be able to “test drive” Aspect’s contact center solutions and next-generation technology in hands-on demonstrations.

BUSINESS OUTLOOK:

The following statements are forward-looking, and actual results may differ materially:

•	Revenue for the fourth quarter will be flat to slightly up from the third quarter.

•	The company is planning for fourth quarter earnings per share to be flat to slightly up from the third quarter.

•	The company expects to continue to generate positive cash flow from operations.

The company will host a conference call and web-cast today at 2:00 pm Pacific Time to discuss third quarter 2003 results. A replay of the conference call will be available from October 16, 2003 at 5:00 pm Pacific Time through October 23, 2003 at 8:59 pm Pacific Time by calling 866-566-0821 or 402-220-0423. The web-cast and replay of the conference call may be accessed from the company’s home page at www.aspect.com.

Notes on financial presentation: Actual financial results are prepared in accordance with U.S. generally accepted accounting principles.

The statements contained in the Business Outlook Section, including but not limited to, statements relating to expected fourth quarter revenues, earnings per share and cash flow from operations of the company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such

Aspect Communications Announces Financial Results for the Quarter ended September 30, 2003, page 4 forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause actual revenue and earnings per share results to differ include: the significant percentage of Aspect’s quarterly sales consummated in the last few days of the quarter and the potential for delays in closing of sales or product deliveries make financial predictions especially difficult and raise a substantial risk of variance in actual results; changes in the overall mix and volume of product line revenues can have a significant impact on gross margin and profitability; fluctuations in our North American and International business levels and/or economic conditions, the hiring and retention of key employees, insufficient, excess or obsolete inventory and variations in valuation, and foreign exchange rate fluctuations can all cause revenues and income to fall significantly short of anticipated levels. The economic, political and other uncertainties caused in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect’s Form 10-K for the year ended December 31, 2002, its Form 10-Q/A for the quarter ended March 31, 2003, and its Form 10-Q for the quarter ended June 30, 2003, all filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Aspect Communications

Aspect Communications Corporation (Nasdaq: ASPT) is the world’s largest company focused exclusively on contact center solutions, and the only one that unifies workforce, information and communications to deliver exceptional customer service. The Aspect brand is trusted by more than 75 percent of the Fortune 50, and more than 3 million customer sales and service professionals worldwide rely on Aspect’s mission-critical business communications solutions. The company’s leadership is based on 18 years of expertise gained from more than 8,000 successful implementations worldwide. Aspect is headquartered in San Jose, Calif., with 24 offices in 11 countries around the world. For more information, visit Aspect’s Web site at www.aspect.com or call (877) 621-3692.

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Aspect, the Aspect logo and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other names and marks mentioned in this document are properties of their respective owners.

Aspect Communications Announces Financial Results for the Quarter ended September 30, 2003, page 5

Carrie Kovac
Investor Relations
Aspect Communications
(408) 325-2437
carrie.kovac@aspect.com

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts — unaudited)

	Three months ended		Three months ended		Nine months ended
	September 30,		June 30,		September 30,

	2003	2002	2003	2002	2003	2002

Net revenues:
Software License	$18,710	$21,529	$16,329	$17,780	$49,992	$62,248
Hardware	11,582	16,047	11,159	17,829	31,905	51,609
Software License Updates & Product Support	54,558	49,742	53,656	53,054	160,518	154,048
Professional Services & Education	7,779	9,183	8,281	9,432	24,047	31,212

Services	62,337	58,925	61,937	62,486	184,565	185,260

Total net revenues	92,629	96,501	89,425	98,095	266,462	299,117

Cost of revenues:
Cost of software license revenues	1,663	2,113	2,416	1,882	6,472	5,640
Cost of hardware revenues	9,314	12,655	10,074	14,023	28,365	45,212
Cost of services revenues	25,328	29,832	25,218	34,548	77,570	98,568
Amortization of intangible assets and stock-based compensation	1,238	2,926	1,211	3,763	3,692	10,453
Impairment of intangible assets	2,000	37,556	—	—	2,000	37,556

Total cost of revenues	39,543	85,082	38,919	54,216	118,099	197,429

Gross margin	53,086	11,419	50,506	43,879	148,363	101,688
Operating expenses:
Research and development	12,189	13,424	12,414	14,749	37,491	43,581
Sales and marketing	19,598	25,812	20,269	29,230	60,222	86,819
General and administration	7,091	9,174	5,524	10,086	16,930	29,854
Restructuring charges	—	22,699	2,997	—	2,997	22,699
Amortization of intangible assets and stock-based compensation	205	396	211	581	562	1,524
Impairment of intangible assets	—	1,076	—	—	—	1,076

Total operating expenses	39,083	72,581	41,415	54,646	118,202	185,553

Income (loss) from operations	14,003	(61,162)	9,091	(10,767)	30,161	(83,865)
Interest and other income (expense), net	(1,182)	1,560	(1,373)	(8,996)	(4,322)	(7,671)
Income (loss) before income taxes	12,821	(59,602)	7,718	(19,763)	25,839	(91,536)
Provision (benefit) for income taxes	2,575	377	1,250	(5,460)	5,072	(28,002)

Net income (loss) before cumulative effect of change in accounting principle	10,246	(59,979)	6,468	(14,303)	20,767	(63,534)
Cumulative effect of change in accounting principle	—	—	—	—	(777)	(51,431)

Net income (loss)	10,246	(59,979)	6,468	(14,303)	19,990	(114,965)
Less preferred stock dividend, accretion, and amortization	(2,053)	—	(2,013)	—	(5,605)	—

Net Income (loss) attributable to Common Shareholders	$8,193	$(59,979)	$4,455	$(14,303)	$14,385	$(114,965)

Earnings (loss) per share before cumulative effect of change in accounting principle	$0.11	$(1.14)	$0.06	$(0.27)	$0.20	$(1.21)
Cumulative effect of change in accounting principle	—	—	—	—	(0.01)	(0.98)
Basic earnings (loss) per share (1)	$0.11	$(1.14)	$0.06	$(0.27)	$0.19	$(2.19)
Basic weighted average shares outstanding	54,612	52,678	53,576	52,400	53,834	52,381
Diluted earnings (loss) per share	$0.11	$(1.14)	$0.06	$(0.27)	$0.19	$(2.19)
Diluted weighted average shares outstanding	81,967	55,596	54,914	57,058	56,347	56,459

(1)  Pursuant to GAAP, the Company is required to present earnings per share “as if” all earnings were distributed to Common and Preferred Shareholders. Under this “two class” method, earnings are allocated to Common and Preferred Shareholders in proportion to their respective ownership interests. This calculation for the three months ended September 30, 2003 would allocate approximately 71% of the current earnings to Common Shareholders and yield $0.11 earnings per share per Common Shareholder, as shown above. This calculation for the nine months ended September 30, 2003 would allocate approximately 72% of the current earnings to Common Shareholders and yield $0.19 earnings per share per Common Shareholder, as shown above. However, the Company has not in the past, and does not currently intend to, declare a distribution of earnings. Absent this “as if” apportionment, earnings per share would be $0.13 for the three months ended September 30, 2003 and $0.26 for the nine months ended September 30, 2003.

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands — unaudited)

	September 30,	June 30,	December 31,	September 30,
	2003	2003	2002	2002

Assets
Current assets:
Cash, cash equivalents and short-term investments	$126,730	$223,258	$146,100	$145,242
Accounts receivable, net	45,569	45,269	51,145	61,557
Inventories	7,964	9,084	6,839	4,773
Other current assets	14,761	17,351	13,664	17,054

Total current assets	195,024	294,962	217,748	228,626
Property and equipment, net	71,953	76,709	86,528	92,587
Intangible assets, net	8,687	9,954	12,497	13,768
Other assets	7,962	8,545	8,949	9,876

Total assets	$283,626	$390,170	$325,722	$344,857

Liabilities, redeemable convertible preferred stock, and shareholders’ equity
Current liabilities:
Short-term borrowings	$7,038	$6,972	$7,186	$7,321
Accounts payable	6,753	7,351	6,798	11,712
Accrued compensation and related benefits	16,338	15,769	16,051	19,050
Other accrued liabilities	61,744	56,865	67,370	69,262
Deferred revenues	50,449	51,637	30,220	35,139
Convertible subordinated debentures	956	122,981	124,983	—

Total current liabilities	143,278	261,575	252,608	142,484
Long term borrowings	35,902	37,733	41,243	42,989
Other long-term liabilities	12,263	14,014	10,174	22,313
Convertible subordinated debentures	—	—	—	123,152

Total liabilities	191,443	313,322	304,025	330,938
Redeemable convertible preferred stock	32,726	30,672	—	-
Shareholders’ equity	59,457	46,176	21,697	13,919

Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$283,626	$390,170	$325,722	$344,857

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands — unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

Cash flows from operating activities:
Net income (loss)	$10,246	$(59,979)	$19,990	$(114,965)
Reconciliation of net income (loss) to cash provided by operating activities:
Depreciation	5,816	8,034	18,549	26,814
Amortization of intangible assets	1,267	3,202	3,810	11,539
Amortization of stock-based compensation	173	122	446	443
Loss on disposal of property	273	1,812	297	2,460
Loss (Gain) on extinguishment of debt	—	(3,103)	17	(7,249)
Cumulative effect of change in accounting principle	—	—	777	51,431
Impairment of long term investment	—	—	—	8,859
Impairment of intangible assets	2,000	38,631	2,000	38,631
Non-cash interest expense on debentures	802	2,008	4,409	6,983
Deferred taxes	(141)	(74)	—	8
Changes in operating assets and liabilities
Accounts receivable	(155)	13,671	7,645	19,852
Inventories	1,118	2,037	(882)	7,485
Other current assets and other assets	1,128	428	(1,869)	4,165
Accounts payable	(582)	(3,413)	1,066	5,439
Accrued compensation and related benefits	602	(1,280)	138	(18)
Other accrued liabilities	3,179	9,094	(7,429)	3,382
Deferred revenues	(1,167)	932	19,581	4,761

Net cash provided by operating activities	24,559	12,122	68,545	70,020
Cash flows from investing activities:
Short-term investment purchases	(30,871)	(88,734)	(134,215)	(152,231)
Short-term investment sales and maturities	32,797	77,443	145,484	135,519
Property and equipment purchases	(1,185)	(1,961)	(3,145)	(9,463)

Net cash provided by (used in) investing activities	741	(13,252)	8,124	(26,175)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	5,273	471	6,393	2,802
Proceeds from issuance of preferred stock, net	—	—	43,564	—
Payments on capital lease obligations	(31)	(220)	(342)	(592)
Proceeds from borrowings	—	25,000	—	27,000
Payments on borrowings	(1,734)	(18,993)	(5,147)	(20,136)
Payments on repurchase of convertible subordinated debentures	(122,827)	(19,120)	(128,439)	(59,769)

Net cash used in financing activities	(119,319)	(12,862)	(83,971)	(50,695)
Effect of exchange rate changes on cash and cash equivalents	(427)	462	(281)	253

Net decrease in cash and cash equivalents	(94,446)	(13,530)	(7,583)	(6,597)
Cash and cash equivalents:
Beginning of period	152,914	79,497	66,051	72,564

End of period	58,468	65,967	58,468	65,967
Short-term investments at the end of period	68,262	79,275	68,262	79,275

Cash, cash equivalents and short-term investments	$126,730	$145,242	$126,730	$145,242

Supplemental disclosure of cash flow information:
Cash paid for interest	$675	$630	$2,195	$2,031
Cash paid for income taxes	$40	$—	$396	$—
Supplemental schedule of noncash investing and financing activities
Accrued preferred stock dividend and amortization of redemption premium	$1,704	$—	$4,647	$—
Amortization of beneficial conversion feature	$349	$—	$958	$—
Beneficial conversion feature	$—	$—	$17,583	$—